EXHIBIT 4.1
                                 -----------


                      GREENWICH CAPITAL ACCEPTANCE, INC.
                                   Depositor

                                      and

                      STATE STREET BANK AND TRUST COMPANY
                                    Trustee


                        -------------------------------

                                TRUST AGREEMENT

                         Dated as of November 26, 2001

                        -------------------------------

                   GE ReREMIC Mortgage Trust, Series 2001-1



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
                               Table of Contents
                                                                                          Page
                                                                                          ----

                                   ARTICLE I
                                  DEFINITIONS

        Section 1.01. Defined Terms..........................................................2

                                  ARTICLE II
         CONVEYANCE OF THE UNDERLYING CERTIFICATE; ORIGINAL ISSUANCE OF CERTIFICATES

        Section 2.01. Conveyance of the Underlying Certificate..............................11
        Section 2.02. Acceptance by Trustee.................................................12
        Section 2.03. Representations and Warranties of the Depositor.......................13
        Section 2.04. Issuance of Certificates..............................................14
        Section 2.05. Miscellaneous REMIC Provisions........................................15
        Section 2.06. Presentation for Transfer.............................................15

                                  ARTICLE III
         ADMINISTRATION OF THE TRUST FUND; PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS

        Section 3.01. Administration of the Trust Fund......................................16
        Section 3.02. Certificate Account...................................................17
        Section 3.03. Permitted Withdrawals from the Certificate Account....................18
        Section 3.04. Distributions.........................................................18
        Section 3.05. Statements to Certificateholders......................................22
        Section 3.06. Reports of the Trustee; Certificate Account...........................22
        Section 3.07. Access to Certain Documentation and Information.......................23

                                  ARTICLE IV
                               THE CERTIFICATES

        Section 4.01. The Certificates......................................................24
        Section 4.02. Book-Entry Certificates...............................................24
        Section 4.03. Registration of Transfer and Exchange of Certificates.................25
        Section 4.04. Mutilated, Destroyed, Lost or Stolen Certificates.....................29
        Section 4.05. Persons Deemed Owners.................................................30
        Section 4.06. Maintenance of Office or Agency.......................................30


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Section                                                                                   Page
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                                   ARTICLE V
                                  THE TRUSTEE

        Section 5.01. Duties of Trustee.....................................................31
        Section 5.02. Certain Matters Affecting the Trustee.................................32
        Section 5.03. Trustee Not Liable for Certificates...................................33
        Section 5.04. Trustee May Own Certificates..........................................33
        Section 5.05. Indemnification of the Trustee........................................33
        Section 5.06. Eligibility Requirements for the Trustee..............................34
        Section 5.07. Resignation and Removal of the Trustee................................34
        Section 5.08. Successor Trustee.....................................................35
        Section 5.09. Merger or Consolidation of Trustee....................................35
        Section 5.10. Appointment of Co-Trustee or Separate Trustee.........................35
        Section 5.11. Trustee's Fees........................................................36
        Section 5.12. Limitation of Liability...............................................37

                                  ARTICLE VI
                                 THE DEPOSITOR

        Section 6.01. Liability of the Depositor............................................38
        Section 6.02. Merger, Consolidation or Conversion of the Depositor..................38
        Section 6.03. Limitation on Liability of the Depositor and Others...................38

                                  ARTICLE VII
                                  TERMINATION

        Section 7.01. Termination...........................................................40
        Section 7.02. Additional Termination Requirements...................................41

                                 ARTICLE VIII
                           MISCELLANEOUS PROVISIONS

        Section 8.01. Amendment.............................................................42
        Section 8.02. Action Under and Conflicts With the Underlying Agreement..............43
        Section 8.03. Recordation of Agreement..............................................43
        Section 8.04. Limitation on Rights of Certificateholders............................43
        Section 8.05. Governing Law.........................................................44
        Section 8.06. Notices...............................................................44
        Section 8.07. Severability of Provisions............................................44
        Section 8.08. Successors and Assigns................................................45
        Section 8.09. Article and Section Headings..........................................45
        Section 8.10. Certificates Nonassessable and Fully Paid.............................45

                                      ii
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Section                                                                                   Page
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Schedule I - Schedule of Underlying Certificate Information................................A-1

Exhibit A - Form of Class A Certificate....................................................A-1
Exhibit B - Form of Class T Certificate....................................................B-1
Exhibit C - Form of Residual Certificate...................................................C-1
Exhibit D - Form of Reverse of Certificate.................................................D-1
Exhibit E - Form of Transferor Affidavit...................................................E-1
Exhibit F - Form of Transfer Affidavit for the Class A-R Certificate ......................F-1

        TRUST AGREEMENT, dated as of November 26, 2001, by and between Greenwich Capital Acceptance, Inc., as depositor (the "Depositor"), and State Street Bank and Trust Company, as trustee (the "Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, the Depositor and the Trustee desire to enter into a trust agreement dated as of the date hereof (the "Trust Agreement");

        NOW THEREFORE, in consideration of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

        Section 1.01. Defined Terms. Whenever used in this Trust Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of an assumed 360-day year consisting of twelve thirty-day months.

        A-4A Component Accrual Distribution Amount: With respect to any Distribution Date, the amount of interest accrued, but not distributable as interest on the A-4A Component on such Distribution Date in accordance with clause (ii) of Section 3.04(a) hereof.

        A-4B Component Accrual Distribution Amount: With respect to any Distribution Date, the amount of interest accrued, but not distributable as interest on the A-4B Component on such Distribution Date in accordance with clause (iii) of Section 3.04(a) hereof.

        Accretion Termination Date: With respect to the A-4A Component, the Distribution Date following the Distribution Date on which the Component Principal Balance of the A-3A Component has been reduced to zero. With respect to the A-4B Component, the Distribution Date following the Distribution Date on which the Component Principal Balance of the A-3B Component has been reduced to zero.

        Applicable State and Local Income Tax Laws: For purposes of Section
3.01 herein, the Applicable State and Local Income Tax Laws shall be (a) the law of the State of New York, (b) the law of the Commonwealth of Massachusetts and (c) such other state law whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local income tax law.

        Available Funds: As of any date of determination, the aggregate amount on deposit in the Certificate Account, net of any portion thereof which represents amounts payable pursuant to clauses (ii), (iii) and (iv) of Section 3.03.

        Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee, which shall initially include the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

        Book-Entry Underlying Certificate: The Underlying Certificate registered in the name of the Depository or its nominee.

        Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the banking institutions in New York, New York or in the city where the Corporate Trust Office of the Underlying Trustee is located are authorized or obligated by law or executive order to be closed.

        Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class T and Class A-R Certificates, executed and countersigned by the Trustee substantially in the forms attached hereto.

        Certificate Account: The account established with respect to the Trust Fund, which shall at all times be an Eligible Account, created and maintained by the Trustee pursuant to Section 3.02. Funds deposited in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Trust Agreement.

        Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a Non-U.S. Person shall be a Holder of a Residual Certificate for any purpose hereof and, solely for the purpose of giving any consent pursuant to this Trust Agreement, any Certificate registered in the name of the Depositor or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in
Section 9.01. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

        Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

        Certificate Principal Balance: As to any Certificate and any date of determination, the Certificate Principal Balance of such Certificate as of the Closing Date, minus (1) all amounts distributed to Holders of such Certificate on account of principal pursuant to Section 3.04 on all Distribution Dates preceding the date of determination, and (2) all losses allocated to such Certificate pursuant to Section 3.04(d) on any Distribution Dates preceding the date of determination, plus, in the case of any Class A-4 Certificate, all amounts accreted to its Certificate Principal Balance prior to the A-4A Component Accretion Termination Date in the case of amounts allocated to the A-4A Component and prior to the A-4B Component Accretion Termination Date in the case of amounts allocated to the A-4B Component.

        Certificate Register: The register maintained pursuant to Section
4.02(a).

        Class: With respect to any Certificates, all of the Certificates bearing the same class designation.

        Class A Certificates: The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and the Class A-R Certificate.

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

        Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class A-4 Certificates: Any one of the Certificates respectively so designated on the face thereof executed and countersigned by the Trustee substantially in the form set forth in Exhibit A hereto.

        Class A-R Certificate: The Certificate so designated on the face thereof executed and countersigned by the Trustee substantially in the form set forth in Exhibit C hereto.

        Class Principal Balance: With respect to any Class and any date of determination, the sum of the Certificate Principal Balances of the Certificates of that Class.

        Class T Certificate: The Certificate so designated on the face thereof executed and countersigned by the Trustee substantially in the form set forth in Exhibit B hereto.

        Closing Date:  November 30, 2001.

        Code:  The Internal Revenue Code of 1986, as amended.

        Component: Any of the A-3A Component, the A-3B Component, the A-4A Component, the A-4B Component, the T-A Component or the T-B Component.

        Component Principal Balance: With respect to each Component and any date of determination, the Initial Component Principal Balance of such Component minus, in each case, (i) all distributions made in respect of principal on the related Class of Certificates (allocable to that Component) on all Distribution Dates preceding such date of determination and (ii) all losses allocated to the related Class of Certificates (allocable to that Component) on such Distribution Date, plus, in the case of the A-4A Component and the A-4B Component, all additions of the A-4A Component Accrual Distribution Amount and A-4B Accrual Distribution Amount to the Component Principal Balances of the A-4A Component and A-4B Component, respectively.

        Corporate Trust Office: The principal corporate trust office of the Trustee in the Commonwealth of Massachusetts at which at any particular time its corporate trust business with respect to this Trust Agreement shall be administered, which office at the date of the execution of this Trust Agreement is located at 2 Avenue de Lafayette, Boston, Massachusetts 02111-1724, (Telephone: (617) 662-1310).

        Cut-off Date:  November 26, 2001.

        Definitive Certificate:  Any definitive, fully registered Certificate.

        Depositor: Greenwich Capital Acceptance, Inc., a Delaware corporation, or its successors in interest.

        Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of

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New York and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended.

        Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

        Disqualified Organization: As defined in Section 860E(e)(5) of the
Code.

        Distribution Date: The 25th day of each month, or if such 25th day is not a "Business Day" (as defined in the Underlying Agreement), the first Business Day following such 25th day, beginning on December 26, 2001; provided, however, in the event that on any Underlying Remittance Date, the Trustee shall not have received the cash distribution, if any, required to be made under the Underlying Agreement in respect of the Underlying Certificate, the Trustee shall effect the distribution under this Trust Agreement on the Business Day on which such cash distribution so required shall have been received by the Trustee.

        Eligible Account: A segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" by each Rating Agency at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee.

        Excess Losses:  As defined in the Underlying Agreement.

        Initial Class Principal Balance: With respect to Class A-1, $250,435,934; with respect to Class A-2, $13,981,400; with respect to Class A-3, $76,000,000; with respect to Class A-4, $1,294,972; with respect to Class T, $124,000; and with respect to Class A-R, $100.

        Initial Component Principal Balance: With respect to each Component, the amounts indicated below:

        A-3A Component                          $38,000,000.00

        A-3B Component                          $38,000,000.00

        A-4A Component                             $879,127.00

        A-4B Component                             $415,845.00

        T-A Component                              $104,986.18

        T-B Component                               $19,013.82

        Interest Accrual Period: As to any Distribution Date, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

        Investment Company Act: The Investment Company Act of 1940, as amended.

        Majority in Interest: As to any Class of Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

        Net Interest Shortfalls: As to any Distribution Date, the "Net Interest Shortfalls" (as defined in the Underlying Agreement), if any, allocated to the Underlying Certificate on the related Underlying Remittance Date pursuant to the Underlying Agreement.

        Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Depositor as required by this Trust Agreement.

        Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or in-house counsel for a Person that is a transferor or transferee in respect of a Transfer of a Certificate, which opinion is reasonably acceptable to the Trustee; provided, however, that any opinion of counsel relating to (i) the qualification of any account required to be maintained pursuant to this Trust Agreement as an Eligible Account or (ii) the qualification of the Trust Fund, as a REMIC or compliance with the REMIC Provisions, shall be an opinion of independent counsel.

        Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

        Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and countersigned under this Trust Agreement except:

                (i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

                (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Trust Agreement.

        Pass-Through Rate: With respect to each Class and any Distribution Date, 6.00% per annum.

        Percentage Interest: With respect to any Certificate, the "Denomination" thereof set forth in such Certificate divided by the Initial Class Principal Balance of the related Class of Certificates.

        Permitted Investments: At any time, any one or more of the following obligations and securities: certificates of deposit, demand or time deposit, federal funds or bankers' acceptances issued by any depository institution or trust company (including the Trustee) incorporated under the laws of the United States or of any state thereof and subject to and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are then rated in the highest rating category for such securities.

        Permitted Transferee:  As defined in Exhibit F hereto.

        Person: Any individual, corporation, partnership, joint venture, bank, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

        Physical Certificates: The Class T Certificate and the Class A-R Certificate.

        Plan:  As defined in Exhibit F hereto.

        Principal Prepayment Distribution Amount: With respect to any Distribution Date, the portion of Available Funds attributable to principal distributed on the Underlying Certificate on such date pursuant to the definition of "Senior Optimal Principal Amount" in the Underlying Agreement and computed on the basis of the definition of "Senior Prepayment Percentage" in the Underlying Agreement.

        Priority Distribution Amount: With respect to any Distribution Date, the sum of (i) the Priority Pro Rata Distribution Amount and (ii) the Priority Prepayment Distribution Amount for such Distribution Date.

        Priority Prepayment Distribution Amount: With respect to any Distribution Date, the product of (a) the Principal Prepayment Distribution Amount, (b) the Priority Pro Rata Percentage and (c) the Shift Percentage for such Distribution Date.

        Priority Pro Rata Distribution Amount: With respect to any Distribution Date, the product of (a) the Priority Pro Rata Percentage and (b) the Scheduled Principal Distribution Amount for such Distribution Date.

        Priority Pro Rata Percentage: With respect to any Distribution Date, a fraction, the numerator of which is the sum of the Class Principal Balance of the Class A-2 Certificates and the Component Principal Balances of the A-3B Component, the A-4B Component and the T-B Component on that date and the denominator of which is the sum of the Class Principal Balances of all Classes of Certificates on that date.

        Purchase Price:  As defined in Section 2.03 hereof.

        Rating Agencies: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successors and assigns, and Fitch, Inc. or its successors or assigns.

        Realized Losses:  As defined in the Underlying Agreement.

        Record Date: With respect to the first Distribution Date, the Closing Date. With respect to any other Distribution Date, the last Business Day of the month preceding the month in which such Distribution Date occurs.

        Registered Certificate: A Certificate as to which a registration statement under the Securities Act has been filed and become effective.

        Regular Certificates: The Class A-1, Class A-2, Class A-3, Class A-4 and Class T Certificates.

        REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. The Class A-1, Class A-2, Class A-3, Class A-4 and Class T Certificates will constitute "regular interests" in the REMIC and the Class A-R Certificate will constitute the sole class of "residual interests" in the REMIC.

        REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

        Residual Certificate:  The Class A-R Certificate.

        Responsible Officer: When used with respect to the Trustee, an officer of the Trustee assigned to the Corporate Trust Office, including any Vice President, any Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Trust Agreement.

        Rule 3a-7: Rule 3a-7 of the Investment Company Act, as then in effect (or any successor rule).

        Scheduled Principal Distribution Amount: With respect to any Distribution Date, the portion of Available Funds attributable to principal distributed on the Underlying Certificate on such date pursuant to the definition of "Senior Optimal Principal Amount" in the Underlying Agreement and computed on the basis of the definition of "Senior Percentage" in the Underlying Agreement.

        Securities Intermediary: The meaning specified in Section 8-102(a)(14) of the UCC.

        Shift Percentage: With respect to any Distribution Date, the percentage indicated below:

        Distribution Date occurring in                     Shift Percentage
        ------------------------------                     ----------------

        December 2001 through November 2006                      0%

        December 2006 through November 2007                      30%

        December 2007 through November 2008                      40%

        December 2008 through November 2009                      60%

        December 2009 through November 2010                      80%

        December 2010 and thereafter                             100%

        Start-up Day: With respect to the REMIC, the day designated as such pursuant to Section 2.05(b).

        Tax Matters Person: The Person or Persons designated from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions) of the REMIC.

        Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax laws or under Applicable State and Local Income Tax Laws.

        Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

        Transfer Affidavit: A certificate substantially in the form of Exhibit F annexed hereto.

        Transferor Affidavit: A certificate substantially in the form of Exhibit E hereto.

        Trustee: State Street Bank and Trust Company, a Massachusetts trust company, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any other financial institution succeeding to substantially all of its corporate trust business, and any successor trustee at the time serving as successor trustee hereunder.

        Trust Agreement: This Trust Agreement and all amendments hereof and supplements hereto.

        Trust Fund: The corpus of the trust created by this Trust Agreement and evidenced by the related Certificates, consisting of: (i) the Underlying Certificate, (ii) all distributions thereon after the Underlying Remittance Date in November 2001, (iii) the Certificate Account and such assets as are deposited therein from time to time, and (iv) any net proceeds from the investment of amounts on deposit in the Certificate Account, together, in each case, with any and all income, proceeds and payments with respect thereto.

        UCC: The Uniform Commercial Code as in effect in the State of New
York.

        Underlying Agreement: Pooling and Servicing Agreement, dated as of November 1, 1998, between GE Capital Mortgage Services, Inc., as depositor and State Street Bank and Trust Company, as trustee.

        Underlying Certificate: GE Capital Mortgage Services, Inc. REMIC Multi-Class Pass-Through Certificates, Series 1998-23, Class A.

        Underlying Mortgage Loans: The mortgage loans in the Underlying Trust Fund relating to the Underlying Certificate.

        Underlying Remittance Date: The 25th day of each month, or, if such is not a "Business Day" (as defined in the Underlying Agreement), the next succeeding Business Day.

        Underlying Trust Fund: The trust fund relating to the Underlying Certificate.

        Underlying Trustee:  The trustee under the Underlying Agreement.

                                  ARTICLE II

                   CONVEYANCE OF THE UNDERLYING CERTIFICATE;
                       ORIGINAL ISSUANCE OF CERTIFICATES

        Section 2.01. Conveyance of the Underlying Certificate. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, convey, sell and assign to the Trustee, on behalf of the Holders of the Certificates, without recourse, all the right, title and interest of the Depositor in and to the Underlying Certificate with appropriate endorsements and other documentation sufficient under the Underlying Agreement to transfer the Underlying Certificate to the Trustee, including all distributions thereon payable after the Underlying Remittance Date in November 2001, and agrees to transfer to the Trustee promptly upon receipt (by wire transfer of immediately available funds), any amounts payable thereon after the Underlying Remittance Date in November 2001 and all proceeds of the foregoing.

        The transfer of the Underlying Certificate and all other assets constituting the Trust Fund is absolute and is intended by the parties hereto as a sale. Except to the extent required to have the Underlying Certificate reregistered in its own name or a nominee name, the Trustee shall have the beneficial ownership interest in the Underlying Certificate to be registered with the Depository in the name of State Street Bank and Trust Company, as the Securities Intermediary for the account of the Trustee and shall not assign, sell, dispose of or transfer any interest in the Underlying Certificate or any other asset constituting the Trust Fund or permit the Underlying Certificate or any other asset constituting the Trust Fund to be subjected to any lien, claim or encumbrance arising by, through or under the Trustee or any Person claiming by, through or under the Trustee. The Depositor agrees to provide to the Trustee all documents required for the transfer to the Trustee of the beneficial ownership interest in the Underlying Certificate and the Trustee is hereby authorized and directed to execute such documents.

        It is intended that the conveyance of the Underlying Certificate by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Underlying Certificate by the Depositor to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Underlying Certificate by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Underlying Certificate is held to be the property of the Depositor, or if for any reason this Trust Agreement is held or deemed to create a security interest in the Underlying Certificate, then it is intended that (a) this Trust Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the UCC and the corresponding articles of the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest, whether now owned or hereafter acquired, in and to (A) the Underlying Certificate, (B) all amounts payable to the holder of the Underlying Certificate after the Underlying Remittance Date in November 2001 in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the

Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the registration of the beneficial ownership interest in the Underlying Certificate with the Depository in the name of State Street Bank and Trust Company as the Securities Intermediary for the account of the Trustee and the possession by the Trustee or its agent of such other items of property as constitute instruments, money, payment intangibles, negotiable documents, goods, deposit accounts, letters of credit, advices of credit, investment property, certificated securities or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a Person designated by such secured party, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code as in effect in the State of New York and the Commonwealth of Massachusetts and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-313, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Each of the Certificates is intended to be a "security" governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and any other applicable jurisdiction, to the extent that any of such laws may be applicable. The Depositor and the Trustee, at the Depositor's direction and expense, shall, to the extent consistent with this Trust Agreement, take such actions as may be necessary to ensure that, if this Trust Agreement were deemed to create a security interest in the Underlying Certificate and other assets constituting the Trust Fund described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

        Section 2.02. Acceptance by Trustee. The Trustee hereby confirms that it has confirmation from State Street Bank and Trust Company, as Securities Intermediary for the Trustee, that (i) the Book-Entry Underlying Certificate has been confirmed by the Depository to have been delivered to the Securities Intermediary, and held by the Securities Intermediary in book-entry form, as a participant in the Depository, and (ii) the Securities Intermediary is holding such Book-Entry Underlying Certificate for the account of the Trustee, as owner of the Underlying Certificate as trustee for the Certificateholders. The Trustee declares that it shall hold the ownership interest in the Underlying Certificate in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to confirm that the class designation and original principal balance with respect to the Underlying Certificate conforms to the information set forth on Schedule I within 10 days after execution and delivery of this Trust Agreement. If in the course of such confirmation the Trustee finds that the information with respect to the Underlying Certificate does not conform to the related information set forth on Schedule I, the Trustee shall promptly so notify the Depositor. The Depositor shall promptly correct or cure such defect within 45 days from the date it was notified of such omission or defect and, if the Depositor does not correct or cure such omission or defect within such period, the Depositor shall purchase the Underlying Certificate from the Trustee on the Distribution Date in the month following the month in which such 45-day period expired at the Purchase Price of the Underlying Certificate. The Purchase Price for the purchased Underlying Certificate shall be deposited in the Certificate Account on such date for distribution to the related Certificateholders and, upon receipt by the Trustee of such deposit, the Trustee shall cause the Securities Intermediary to hold any such repurchased Underlying Certificate which is a Book-Entry Underlying Certificate for the account of the Depositor and shall take such other action as shall be necessary to vest in the Depositor or its designee ownership of the Underlying Certificate released pursuant hereto. It is understood and agreed that the obligation of the Depositor to purchase the Underlying Certificate shall constitute the sole remedy against the Depositor with respect to a defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

        Section 2.03. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Trustee as of the Closing Date as follows:

        (a) With respect to the Underlying Certificate:

                (i) the Depositor is the sole owner of, and has good and marketable title to, the Underlying Certificate free and clear of any lien, pledge, charge or encumbrance of any kind;

                (ii) the Depositor has not assigned any interest in the Underlying Certificate or any distributions thereon, except as contemplated herein; and

                (iii) the documents furnished to the Trustee in connection with the Underlying Certificate are sufficient to effect the transfer of the Underlying Certificate to the Trustee pursuant to Section 2.01 hereof.

        The representations and warranties set forth in this Section 2.03(a) shall survive the transfer and assignment of the Underlying Certificate. Upon discovery by the Depositor or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in the Underlying Certificate, the Depositor or the Trustee shall give prompt written notice to the other and to the Certificateholders. On or prior to the third Distribution Date following the Closing Date, the Depositor shall cure such breach in all material respects or, if such breach cannot be cured, the Depositor shall repurchase the Underlying Certificate from the Trustee if the Depositor is so directed by Holders of a Majority in Interest of the Classes of Regular Certificates. Any such repurchase of the Underlying Certificate by the Depositor shall be accomplished prior to the related Distribution Date, in any calendar month at a price (the "Purchase Price") equal to the principal balance of the Underlying Certificate on the related Underlying Remittance Date (prior to giving effect to any distributions on such Underlying Remittance Date pursuant to the Underlying Agreement) plus interest thereon at the Pass-Through Rate from the first day of the month of such repurchase up to but not including the date of such repurchase. The payment of the Purchase Price shall be considered a prepayment in full of the Underlying Certificate and shall be delivered to the Trustee for deposit in the Certificate Account in accordance with the provisions of Section 3.02 hereof. Upon such deposit into the Certificate Account, the repurchased Underlying Certificate shall be released to the Depositor, and the Trustee shall execute and deliver such instrument of transfer or assignment, without recourse, as shall be reasonably requested and provided by the Depositor to vest in the Depositor, or its designee or assignee, title to the Underlying Certificate repurchased pursuant hereto. The obligation of the Depositor to cure or repurchase the Underlying Certificate shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

        (b) With respect to the Depositor:

                (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to execute, deliver and perform this Trust Agreement.

                (ii) This Trust Agreement has been duly authorized, executed and delivered by the Depositor and constitutes the legal, valid and binding agreement of the Depositor, enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                (iii) Neither the execution nor the delivery of this Trust Agreement nor the issuance, delivery and sale of the Certificates, nor the consummation of any other of the transactions contemplated herein nor the fulfillment of the terms of this Trust Agreement or the Certificates will result in the breach of any term or provision of the charter or by-laws of the Depositor or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any material indenture or other agreement or instrument to which the Depositor is a party or by which it is bound, or any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor.

                (iv) There are no actions or proceedings against, or investigations of, the Depositor pending, or, to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal (A) asserting the invalidity of this Trust Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Trust Agreement, or (C) which might materially and adversely affect the validity or enforceability of this Trust Agreement or the Certificates.

        It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the Trust Fund to the Trustee. Upon discovery by the Depositor or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties which breach materially and adversely affects the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other party and to the Rating Agencies.

        Section 2.04. Issuance of Certificates. The Trustee acknowledges the receipt by it of the Underlying Certificate and concurrently with such receipt, the Trustee has duly executed, countersigned and delivered, to or upon the order of the Depositor, the Certificates in authorized denominations and registered in such names as the Depositor has directed in writing.

        Section 2.05. Miscellaneous REMIC Provisions. (a) The Class A-1, Class A-2, Class A-3, Class A-4 and Class T Certificates are hereby designated as "regular interests," and the Class A-R Certificate is hereby designated as the single class of "residual interests," in the REMIC for purposes of Sections 860G(a)(1) and 860G(a)(2) of the Code. The "latest possible maturity date" of each class of REMIC regular interests will be the Distribution Date in December 2028.

        (b) The Closing Date will be the "Start-up Day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

        (c) The Holder of the Class A-R Certificate, is hereby designated as the "tax matters person" of the REMIC within the meaning of Section 6231(a)(7) of the Code. The Holder of the Class A-R Certificate, by its acceptance of such Certificate, shall be deemed to have agreed to the appointment of the Trustee as its agent in performing the functions of "tax matters person."

        Section 2.06. Presentation for Transfer. If the Underlying Certificate is no longer in book-entry form, the Trustee shall present the documents described in Section 2.01 for registration of transfer of the Underlying Certificate, pursuant to the requirements under the Underlying Agreement, to the Underlying Trustee, immediately following the Closing Date or the issuance of the Underlying Certificate in the form of a definitive certificate, whichever last occurs.

                                 ARTICLE III


                       ADMINISTRATION OF THE TRUST FUND;
                  PAYMENTS AND REPORTS TO CERTIFICATEHOLDERS

        Section 3.01. Administration of the Trust Fund. (a) It is intended that the Trust Fund formed hereunder shall constitute, and that the affairs of the Trust Fund shall be conducted so as to qualify as, a REMIC as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as the agent of the Trust Fund (and the Trustee is hereby appointed to act as such agent), and that in such capacity it shall: (i) prepare and file, or cause to be prepared and filed, in a timely manner, and sign, any Tax Returns required by the REMIC Provisions and by Applicable State and Local Income Tax Laws, using a calendar year as the taxable year for the REMIC; (ii) make or cause to be made an election, on behalf of the REMIC, to be treated as a REMIC on the Tax Return of the REMIC for its first taxable year, in accordance with the REMIC Provisions; (iii) prepare, file, deliver and sign any and all Tax Returns, information statements or other forms required to be delivered to any governmental taxing authority (including, without limitation, within 30 days after the Closing Date, Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations"), or to any Certificateholder, pursuant to any applicable federal tax laws and any Applicable State and Local Income Tax Laws with respect to the Trust Fund or the related Certificates and the transactions contemplated by this Trust Agreement; (iv) provide to each of the related Certificateholders such data necessary for their original issue discount computations and market discount computations with respect to such Certificates for federal income tax purposes and such information as such Certificateholders may reasonably request from time to time; (v) conduct the affairs of the Trust Fund so as to maintain the status thereof as a REMIC under the REMIC Provisions; (vi) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust Fund; (vii) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Holder who is not a Permitted Transferee or an agent (including a broker, nominee or other middleman) of a Person who is not a Permitted Transferee or a pass-through entity in which a Person who is not a Permitted Transferee is the record holder of an interest, provided that the reasonable cost of computing and furnishing such information shall be charged to the Person liable for such tax; (viii) maintain records relating to the REMIC, including but not limited to the income, expenses, assets and liabilities of the REMIC, and the fair market value and adjusted basis of the assets included in the REMIC determined at such intervals as may be required by the Code and as may be necessary to prepare the foregoing returns, schedules, statements or information; and (ix) as and when necessary and appropriate, represent the REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the REMIC, and otherwise act on behalf of the REMIC in relation to any tax matter or controversy involving the REMIC; provided, however, that the Trustee shall have no liability for any failure by it to perform its obligations under this Section 3.01(a) if the information or data necessary to perform such obligations has not been provided to the Trustee, unless such failure to perform results solely from the negligence or bad faith of the Trustee.

        (b) In the event that any federal, state or local tax (including a tax on "prohibited transactions" as defined in Section 860F of the Code) is imposed on the REMIC and is not otherwise paid pursuant to this provision of the Agreement, such tax shall be charged first against amounts otherwise distributable to the Holder of the Residual Certificate and then against amounts otherwise distributable to the Holders of the Regular Certificates. The Trustee is hereby authorized to retain from amounts otherwise distributable to the related Certificateholders sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the REMIC (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); in addition, upon the direction of the Holder of the Residual Certificate the Trustee shall institute, conduct and terminate appropriate proceedings to contest any such tax, provided that the Holder of the Residual Certificate shall indemnify the Trustee for all expenses, costs and liabilities arising from any such action.

        (c) Notwithstanding the provisions of paragraph (b) above, the Holder of the Residual Certificate shall pay on written demand, and shall indemnify and hold harmless the Trustee and the related REMIC from and against, any and all federal, state and local taxes, including taxes on "prohibited transactions" as defined in Section 860F of the Code (including, for this purpose, any and all interest, penalties, fines and additions to tax, as well as any and all reasonable counsel fees and out-of-pocket expenses incurred in contesting the imposition of such tax) imposed on the REMIC. Such indemnification shall survive the termination of the Agreement and the REMIC created hereby.

        (d) In connection with its receipt of any distribution on the Underlying Certificate on any Underlying Remittance Date, the Trustee shall verify the principal or interest, as applicable, by public information systems established and customarily relied upon for such purpose and shall confirm that the principal and/or interest payment received on such date is equal to the distribution amount reflected on such information system. If (i) the amount of any distribution varies from the amount reflected on such information system for such distribution, (ii) the Trustee shall not have received a distribution by the close of business on the date on which such distribution was to be received by the Trustee, or (iii) a Responsible Officer of the Trustee shall gain actual knowledge of any default under the Underlying Agreement, the Trustee shall promptly notify the Depositor and the Certificateholders, and shall proceed in accordance with the provisions of
Section 8.02.

        (e) The Depositor, upon request, shall promptly furnish the Trustee with all such information as may be reasonably required in connection with the Trustee's preparation of all Tax Returns of the REMIC or to enable the Trustee to respond to reasonable requests for information made by related
Certificateholders in connection with tax matters.

        Section 3.02. Certificate Account. (a) The Trustee, for the benefit of the Certificateholders, shall establish and maintain an account (the "Certificate Account"), which shall be an Eligible Account, entitled "Greenwich Capital Acceptance, Inc., GE ReREMIC

Mortgage Trust Certificates, Series 2001-1". The Trustee shall upon receipt deposit in the Certificate Account the following payments and collections in respect of the Underlying Certificate:

                (i) all distributions received on the Underlying Certificate subsequent to the Closing Date;

                (ii) any amount required to be deposited in the Certificate Account pursuant to Section 2.03(a) hereof in connection with the repurchase of the Underlying Certificate by the Depositor; and

                (iii) any amounts required to be deposited in the Certificate Account pursuant to Section 7.01 hereof in connection with the purchase by the Holder of the Residual Certificate of the Underlying Certificate.

        The foregoing requirements for deposit in the Certificate Account shall be exclusive. The Trustee shall give notice to the Depositor of the location of the Certificate Account upon establishment thereof and prior to any change thereof.

        (b) Upon a determination by the Trustee that the final distribution shall be made in respect of the Underlying Certificate, the Trustee shall take such steps as may be necessary in connection with the final payment thereon in accordance with the terms and conditions of the Underlying Agreement. The Trustee shall promptly deposit in the Certificate Account the final distribution received upon presentment and surrender of the Underlying Certificate.

        Section 3.03. Permitted Withdrawals from the Certificate Account. The Trustee may from time to time withdraw funds from the Certificate Account for the following purposes:

                (i) to make payments to Certificateholders in the amounts and in the manner provided in Section 3.04;

                (ii) to reimburse the Depositor for expenses incurred by and reimbursable to the Depositor with respect to the REMIC pursuant to
        Section 6.03;

                (iii) to pay any taxes imposed upon the REMIC, as provided in
        Section 3.01(b); and

                (iv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

        Section 3.04. Distributions. (a) On each Distribution Date, the Trustee shall withdraw from the Certificate Account all Available Funds consisting of an amount equal to (i) the amount received by the Trustee on and prior to such Distribution Date as a distribution on the Underlying Certificate, reduced by (ii) the sum of any expenses reimbursable to the Depositor and any taxes imposed upon the REMIC permitted to be withdrawn pursuant to Section 3.03 herein. The Trustee will then distribute such Available Funds (to the extent of the remaining Available Funds) in the following order of priority:

                (i) to the Holders of each Class of Certificates, pro rata, interest accrued on the respective Class Principal Balances thereof during the preceding Interest Accrual Period at their respective Pass-Through Rates (less, with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, any Net Interest Shortfalls and the interest portion of any losses allocated as provided below), together with any accrued and unpaid interest from prior Distribution Dates; provided, however, that prior to the A-4A Component Accretion Termination Date, the amount of interest accrued on the Component Principal Balance of the A-4A Component during the preceding Interest Accrual Period will not be distributed as interest on the Class A-4 Certificates but instead shall be added as principal to the Class Principal Balance of the Class A-4 Certificates (allocated to the A-4A Component), and the identical amount shall be distributed as set forth in clause (ii) below; and provided, further, that prior to the A-4B Component Accretion Termination Date, the amount of interest accrued on the Component Principal Balance of the A-4B Component during the preceding Interest Accrual Period will not be distributed as interest on the Class A-4 Certificates but instead will be added as principal to the Class Principal Balance of the Class A-4 Certificates (allocated to the A-4B Component), and the identical amount shall be distributed as set forth in clause (iii) below;

                (ii) as principal, the A-4A Component Accrual Distribution Amount, sequentially, to the Holders of the Class A-R Certificate, the Class A-1 Certificates and the Class A-3 Certificates (allocable to the A-3A Component), in that order, until the Class Principal Balances of the Class A-R Certificate and the Class A-1 Certificates and the Component Principal Balance of the A-3A Component have been reduced to zero, and thereafter, as principal to the Holders of the Class A-4 Certificates (allocable to the A-4A Component);

                (iii) as principal, the A-4B Component Accrual Distribution Amount, sequentially, to the Holders of the Class A-2 Certificates and the Class A-3 Certificates (allocable to the A-3B Component), in that order, until the Class Principal Balance of the Class A-2 Certificates and the Component Principal Balance of the A-3B Component have been reduced to zero, and thereafter, as principal, to the Holders of the Class A-4 Certificates (allocable to the A-4B Component); and

                (iv) as principal, to the Holders of the related Classes, concurrently, as follows:

                        (1) 99.963725339374% of the Priority Distribution Amount, sequentially, to the Holders of the Class A-2 Certificates, Class A-3 Certificates (allocable to the A- 3B Component) and Class A-4 Certificates (allocable to the A-4B Component), in that order, until the Class Principal Balance of the Class A-2 Certificates and the Component Principal Balances of the A-3B Component and the A-4B Component are reduced to zero, and

                        (2) 0.036274660626% of the Priority Distribution Amount to the Holder of the Class T Certificate (allocable to the T-B Component), until the Component Principal Balance of the T-B Component is reduced to zero; and

                (v) as principal, to the Holders of the related Classes, concurrently, as follows:

                        (1)     99.963725338052% of the remaining funds,
                                sequentially, to the Holders of the Class A-R Certificate, Class A-1 Certificates, Class A-3 Certificates (allocable to the A-3A Component) and Class A-4 Certificates (allocable to the A-4A Component), in that order, until the Class Principal Balances of the Class A-R and Class A-1 Certificates and the Component Principal Balances of the A-3A Component and the A-4A Component are reduced to zero,

                        (2) 0.036274661948% of the remaining funds to the Holder of the Class T Certificate (allocable to the T-A Component), until the Component Principal Balance of the T-A Component is reduced to zero; and

                (vi) as principal, to the Holders of the related Classes, concurrently, as follows:

                        (1)     99.963725339374% of the remaining funds,
                                sequentially, to the Holders of the Class A-2 Certificates, Class A-3 Certificates (allocable to the A- 3B Component) and Class A-4 Certificates (allocable to the A-4B Component), in that order, until the Class Principal Balance of the Class A-2 Certificates and the Component Principal Balances of the A-3B and A-4B Components are reduced to zero, and

                        (2) 0.036274660626% of the remaining funds to the Holder of the Class T Certificate (allocable to the T-B Component) until the Component Principal Balance of the T-B Component is reduced to zero.

        On each Distribution Date, any Net Interest Shortfall will be allocated, pro rata, to the Classes and Components (other than the Class T Certificate, the T-A Component and the T-B Component) on the basis of the interest amounts otherwise distributable on such respective Classes and Components when calculated solely on the basis of their respective Pass-Through Rates.

        On each Distribution Date preceding the A-4A Component Accretion Termination Date, the A-4A Component Accrual Distribution Amount will be added to the Component Principal Balance of the A-4A Component and, accordingly, to the Class Principal Balance of the Class A-4 Certificates.

        On each Distribution Date preceding the A-4B Component Accretion Termination Date, the A-4B Component Accrual Distribution Amount will be added to the Component Principal Balance of the A-4B Component, and, accordingly, to the Class Principal Balance of the Class A-4 Certificates.

        In the event that on any Underlying Remittance Date, the Trustee shall not have received the cash distribution, if any, required to be made under the Underlying Agreement in respect of the Underlying Certificate, the Trustee shall effect the related distributions required hereunder on the Business Day on which the cash distribution so required shall have been received by the Trustee.

        (b) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the Certificates of such Class that are Outstanding based upon their respective Percentage Interests. Payments to the Certificateholders of such Class with respect to each Distribution Date will be made to the Certificateholders of record as of the related Record Date (other than as provided in Section 7.01 respecting the final distribution). Distributions to any Certificateholder on any Distribution Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall hold any Certificates with aggregate principal denominations of at least $5,000,000 or evidencing a Percentage Interest of 10% or greater, or in such other manner as shall be agreed to by the Trustee and such Certificateholder, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

        (c) The rights of the Certificateholders to receive distributions from the proceeds of the related Trust Fund in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Trust Agreement. Neither the Holders of any Class of Certificates nor the Depositor nor the Trustee shall in any way be responsible or liable to Holders of any other Class of Certificates in respect of previous amounts properly distributed on the Certificates.

        (d) In the case of any Realized Losses or Excess Losses allocated to the Underlying Certificate, the principal portion of such Realized Losses or Excess Losses in turn will be allocated to the Class A Certificates (including Components thereof) and applied in reduction of their Certificates Principal Balances (and Component Principal Balances, as applicable), pro rata, based on their respective Certificate Principal Balances (and Component Principal Balances, as applicable). The interest portion of such Realized Losses or Excess Losses will in turn be allocated to the Class A Certificates (including Components thereof) and applied in reduction of the interest distributions thereon, pro rata, based on the interest amounts otherwise distributable on such respective Classes (and Components) when calculated solely on the basis of their respective Pass-Through Rates.

        Section 3.05. Statements to Certificateholders. Concurrently with each distribution on a Distribution Date, the Trustee will make available to the Holder of each Certificate a statement generally setting forth the following information:

                (i) the Available Funds, the A-4A Component Accrual Distribution Amount, the A-4B Component Accrual Distribution Amount and the Priority Distribution Amount for such Distribution Date;

                (ii) with respect to such Distribution Date, the aggregate amount of principal and interest, stated separately, distributed to Holders of each Class (and in respect of each Component of each applicable Class) of Certificates;

                (iii) with respect to such Distribution Date, the amount of any interest shortfall (including any Net Interest Shortfall) for each Class of Certificates, together with the amount of any unpaid interest shortfall for such Class immediately following such Distribution Date;

                (iv) with respect to each Class of Certificates, the losses allocated to such Class with respect to such Distribution Date;

                (v) the aggregate Certificate Principal Balance of each Class of Certificates, after giving effect to (a) distributions of principal of such Class of Certificates on such Distribution Date, (b) any losses allocated to such Class of Certificates and (c) in the case of the Class A-4 Certificates, any addition to the Class Principal Balances thereof; and

                (vi) any additional amount distributed to the Holder of the Residual Certificate on such Distribution Date.

        In addition, upon written request and at the expense of any Certificateholder, the Trustee will furnish or make available to such Certificateholder copies of the statements received by the Trustee for each Underlying Remittance Date as the holder of the Underlying Certificate on behalf of the Trust Fund.

        Within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each person who at any time during the previous calendar year was a Certificateholder of record a statement containing the information required to satisfy any requirements of the Code, the REMIC Provisions and regulations thereunder as from time to time are in force. For purposes of this Section 3.05, the Trustee's duties are limited to the extent that adequate information is reasonably available to the Trustee as described herein.

        Section 3.06. Reports of the Trustee; Certificate Account. Upon written request of a Certificateholder and at the expense of such Certificateholder, the Trustee shall make available to Certificateholders within 15 days after the date of receipt of such request a statement setting forth the status of the Certificate Account as of the close of business on the last day of the calendar month immediately preceding such request, and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Certificate Account.

        Section 3.07. Access to Certain Documentation and Information. The Trustee shall provide the related Certificateholders with access to a copy of each report, if any, received by it as holder of the Underlying Certificate under the Underlying Agreement. The Trustee shall also provide the Depositor with access to any such report and to all written reports, documents and records required to be maintained by the Trustee in respect of its duties hereunder. Such access shall be afforded without charge but only upon reasonable request evidenced by prior written notice received by the Trustee two Business Days prior to the date of such proposed access and during normal business hours at offices designated by the Trustee.

                                  ARTICLE IV

                               THE CERTIFICATES

        Section 4.01. The Certificates. (a) The Certificates shall be substantially in the forms set forth in Exhibits A, B, C and D hereto, as applicable. Upon original issue, the Certificates shall be executed and delivered by the Trustee and the Trustee shall countersign the Certificates to or upon the order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Trust Agreement or be valid for any purpose, unless there appears on such Certificate a countersignature substantially in the form provided herein executed by the Trustee by manual signature, and such countersignature shall be conclusive evidence, and the only evidence, that such Certificate has been duly countersigned and delivered hereunder. All Certificates shall be dated the date of their countersignature.

        Section 4.02. Book-Entry Certificates. The Book-Entry Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Each Class of Book-Entry Certificates will be issued in the form of one or more global certificates which equal the Class Principal Balance of that Class and will initially be registered in the name of Cede & Co., the nominee of the Depository. The Certificateholders shall hold their respective Ownership Interests in and to each of such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

        The Trustee may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

        If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (iii) after an Event of Default under the Trust Agreement, the Certificate Owners representing not less than 51% of the Certificate Balance of the Book-Entry Certificates advise the Trustee and the Depository that the book-entry system is no longer in the best interests of such Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

        Section 4.03. Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

        (b) No transfer of a Registered Certificate or any interest therein shall be made and the Trustee shall not register any proposed transfer of a Registered Certificate unless it receives (i) a representation substantially to the effect that the proposed transferee is not a Plan, is not acquiring the Registered Certificate on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or (ii) an opinion of counsel in form and substance satisfactory to the Trustee and the Depositor that the purchase or holding of the Registered Certificate by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the Trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any federal, state or local law that impose similar requirements or subject the Trustee or the Depositor to any obligation in addition to those undertaken in this Trust Agreement. Such representation as described above shall be deemed to have been made to the Trustee by the transferee's acceptance of a Registered Certificate.

        (c) The Class T Certificate will initially be registered in the name of Greenwich Capital Markets, Inc. which will immediately assign and deliver the Class T Certificate to the Trustee. Thereafter, the Class T Certificate may not be transferred to any Person other than a successor Trustee hereunder. By accepting the Class T Certificate, each Holder thereof shall be deemed to have agreed to this restriction on transfer. In addition, the Class T Certificate shall bear a legend setting forth the foregoing restriction on transfer.

        (d) The Certificates and related documentation (including the forms of Transferee's Certificate) may be amended or supplemented from time to time by the Depositor, without the consent but upon notice to the Trustee and the Holders of the Certificates, to modify the restrictions on and procedures for resale and other Transfers of the Certificates to reflect any change in applicable law or regulation (or the interpretation thereof) or in practices relating to the resale or other Transfer of restricted securities generally, or to reflect the circumstances of a Certificate having become a Registered Certificate, if the Depositor and the Trustee shall have received an Opinion of Counsel to the effect that such amendment or supplement is necessary or appropriate.

        (e) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause
(iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of a Transfer Affidavit from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.03(e) and agrees to be bound by them.

                (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit to the Trustee stating that it has no actual knowledge that such other Person is not a Permitted Transferee.

                (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                (ii) The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                (iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this
                Section 4.03(e), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 4.03(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Trust Agreement.

                        (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 4.03(e) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

                (v) The provisions of this Section 4.03(e) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                        (A) written notification from each Rating Agency to
                the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                        (B) an Opinion of Counsel, in form and substance
                satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause the REMIC created hereunder to cease to qualify as a REMIC and will not cause the REMIC created hereunder to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

        (f) The restrictions on Transfers of Residual Certificates set forth in Section 4.03(e) hereof shall cease to apply to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee, to the effect that the elimination of such restrictions will not cause the Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

        (g) Subject to the foregoing, upon surrender for registration of Transfer of any Certificate at the Corporate Trust Office, the Trustee shall execute, countersign and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations and of the same Class and aggregate Percentage Interest.

        (h) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations and of the same Class and aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office maintained pursuant to Section 4.06. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, countersign and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Each Certificate presented or surrendered for registration of Transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

        (i) No service charge shall be made for any registration of Transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates.

        (j) All Certificates surrendered for registration of Transfer and exchange shall be cancelled and disposed of by the Trustee in accordance with its standard procedures without liability on its part.

        (k) Upon written request, the Trustee will provide to the Depositor a list of names and addresses of all Certificateholders as they appear in the Certificate Register.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Trust Agreement or under applicable law with respect to any transfer of any interest in any Certificate (including any transfers between or among Certificate Owners or beneficial owners of interests in any book-entry or global certificates) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of this Trust Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Section 4.04. Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof, and (ii) there is delivered to the Trustee and the Depositor such security or indemnity as may be required by them to save them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 4.04, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 4.04 shall constitute complete and indefeasible evidence of ownership of a like denomination as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 4.04 shall be cancelled and disposed of by the Trustee in accordance with its standard procedures without liability on its part.

        Section 4.05. Persons Deemed Owners. The Trustee and the Depositor and any agent of either of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 3.04 hereof and for all other purposes whatsoever, and neither the Trustee, the Depositor nor any such agent shall be affected by notice to the contrary.

        Section 4.06. Maintenance of Office or Agency. The Trustee will maintain at its expense in Suffolk County, City of Boston, Commonwealth of Massachusetts, an office or agency where Certificates may be surrendered for registration of transfer or exchange and presented for final distribution and where notices and demands to or upon the related Trust Fund in respect of the Certificates and this Trust Agreement may be served. Such office or agency shall initially be maintained at 2 Avenue de Lafayette, Boston, Massachusetts 02111-1724. The Trustee will give prompt written notice to the Certificateholders and the Depositor of any change in the location of any such office or agency.

                                  ARTICLE V

                                 THE TRUSTEE

        Section 5.01. Duties of Trustee. The Trustee shall undertake to perform such duties and only such duties as are specifically set forth in this Trust Agreement. Any permissive right of the Trustee set forth in this Trust Agreement shall not be construed as a duty.

        The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Trust Agreement shall examine them to determine whether they conform to the requirements of this Trust Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

        No provision of this Trust Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, or its negligent failure to act in respect of the Trust Fund or the Underlying Certificate, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

                (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Trust Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement, no implied covenants or obligations shall be read into this Trust Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee which conform to the requirements of this Trust Agreement and which are reasonably believed to be genuine and duly executed by the proper authorities respecting matters hereunder;

                (ii) The Trustee shall not be individually or as Trustee liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent or acted in bad faith or with willful misfeasance in performing its duties in accordance with the terms of this Trust Agreement; and

                (iii) The Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates of any Class of Certificates evidencing Percentage Interests in such Class aggregating not less than 25% relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Trust Agreement.

        Section 5.02. Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 5.01 hereof:

                (i) The Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (ii) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                (iii) The Trustee shall not be liable, individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

                (iv) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by, and at the expense of, the Holders of Certificates of any Class evidencing Percentage Interests in such Class aggregating not less than 25%;

                (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                (vi) The Trustee shall not be liable for any loss on any investment of funds pursuant to this Trust Agreement (other than as issuer of the investment security);

                (vii) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                (viii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Trust Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Trust Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                (ix) Whenever in the administration of this Trust Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate; and

                (x) The Trustee shall not be deemed to have notice of any breach by the Depositor of any representation, warranty or covenant or any default or event of default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or breach is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Trust Agreement.

        (b) All rights of action under this Trust Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Trust Agreement.

        Section 5.03. Trustee Not Liable for Certificates. The recitals contained herein and in the Certificates, other than the signature of the Trustee on the Certificates, shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Trust Agreement or of the Certificates or of the Underlying Certificate or related documents, other than the signature of the Trustee on the Certificates. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Underlying Certificate.

        Section 5.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

        Section 5.05. Indemnification of the Trustee. The Depositor hereby covenants and agrees to indemnify the Trustee and any director, officer, employee, or agent of the Trustee for and to hold them harmless against, any and all losses, liabilities, damages, claims or expenses arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including, without limitation, any losses, liabilities, damages, claims or expenses arising from the failure of the Depositor to perform its obligations in accordance with the provisions of this Trust Agreement or of defending itself against any claim or liability in connection with the exercise or performance of any powers or duties hereunder), other than those resulting from the negligence or bad faith in the performance of any of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder. Such indemnification shall survive the termination of this Trust Agreement and the Trust Fund created hereby or the resignation or removal of the Trustee pursuant to the terms hereof.

        Section 5.06. Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times (i) be a corporation or a national banking association organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (ii) satisfy the requirements of paragraph (a) (4) of Rule 3a-7. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 5.07 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates; provided, however, that such corporation or association cannot be an affiliate of the Depositor.

        Section 5.07. Resignation and Removal of the Trustee. Subject to the requirements set forth in this Article V, the Trustee may at any time resign and be discharged from the trusts hereby created by giving notice thereof to the Depositor and all of the Certificateholders. Upon receiving such notice of resignation, the Depositor (with the consent of Holders of a Majority in Interest of each Class of Regular Certificates shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or notice of removal (as provided below), the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

        If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 5.06 hereof and shall fail to resign after written request therefor by the Depositor or any Certificateholder, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, reorganization, conservation or liquidation, or if the rating of the Certificates is downgraded by a Rating Agency due to the Trustee, then the Depositor, unless instructed otherwise by Holders of a Majority in Interest of each Class of Regular Certificates, shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders by the successor trustee.

        Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 5.08 hereof.

        Section 5.08. Successor Trustee. Any successor trustee appointed as provided in Section 5.07 hereof shall execute, acknowledge and deliver to each of the Depositor, the Certificateholders and its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor trustee shall deliver to the successor trustee the Underlying Certificate, the Class T Certificate, and all related documents and statements held by it hereunder, and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all the rights, powers, duties and obligations of the Trustee under this Trust Agreement.

        No successor trustee shall accept appointment as provided in this
Section 5.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 5.06 hereof.

        Upon acceptance of appointment by a successor trustee as provided in this Section 5.08, the successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

        Section 5.09. Merger or Consolidation of Trustee. Any corporation (or other Person) into which the Trustee may be merged or converted or with which it may be consolidated or any corporation (or other Person) resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation (or other Person) succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation (or other Person) shall be eligible under the provisions of Section 5.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Section 5.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any Trust Fund or property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of any Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the related Trust Fund, or any part thereof, and, subject to the other provisions of this Section 5.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
5.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 5.08 hereof.

        Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (as Trustee hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the related Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                (iii) The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

        Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article V. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

        Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

        Section 5.11. Trustee's Fees. The Trustee acknowledges that it will hold the Class T Certificate as compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder. In the event of the resignation or removal of the Trustee pursuant to the terms of this Trust Agreement, such Trustee will deliver the Class T Certificate to the successor Trustee as compensation to the successor trustee.

        Section 5.12. Limitation of Liability. The Certificates are executed and countersigned by the Trustee, not in its individual capacity but solely as Trustee of the trust created by this Trust Agreement, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

                                  ARTICLE VI

                                 THE DEPOSITOR

        Section 6.01. Liability of the Depositor. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor herein.

        Section 6.02. Merger, Consolidation or Conversion of the Depositor. Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of one of the states of the United States, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Trust Agreement and the Certificates and to perform its duties under this Trust Agreement.

        The Depositor may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor shall be a party, or any Person succeeding to the business of the Depositor, shall be the successor of the Depositor hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        Section 6.03. Limitation on Liability of the Depositor and Others. Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Trust Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any breach of warranties or representations made by it herein, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations and duties hereunder. The Depositor and any director, officer, employee or agent of the Depositor may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to the performance of its obligations in accordance with the provisions of this Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of any breach of warranties or representations made herein, or willful misfeasance, bad faith or negligence. The Depositor may in its discretion undertake any such action which Holders of a Majority in Interest of each Class of Regular Certificates may deem necessary or desirable with respect to this Trust Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the related Trust Fund, and the Depositor shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.03 hereof upon delivery to the Trustee of an Officers' Certificate stating the amount of such expenses, costs and liabilities and that such expenses, costs and liabilities are reimbursable in accordance with this Trust Agreement.

                                 ARTICLE VII

                                 TERMINATION

        Section 7.01. Termination. (a) Subject to Section 7.02 hereof, the respective obligations and responsibilities of the Depositor and the Trustee created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately upon the occurrence of the last action required to be taken by the Trustee on the Distribution Date pursuant to this Article VII following the earlier of (x) the receipt of the final distribution to be made on the Underlying Certificate to remain outstanding upon presentment and surrender of the Underlying Certificate in accordance with the terms and conditions of the Underlying Agreement, or (y) the purchase by the Depositor on any Distribution Date of the Underlying Certificate and other assets remaining in the Trust Fund at a price equal to the greater of (A) the fair market value of the Certificates and (B) the principal balance of the Underlying Certificate plus, in each case, accrued and unpaid interest on the Underlying Certificate; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof. The right of the Holder of the Residual Certificate to purchase the Underlying Certificate pursuant to clause (y) above shall be conditioned upon the principal balance of the Underlying Certificate at the time of any such repurchase equaling an amount less than 5% of the principal balance of the Underlying Certificate as of the Cut-off Date.

        (b) Notice of the final distribution in respect of either the Class A-1, Class A-2, Class A-3, Class A-4, Class T or Class A-R Certificates, specifying the Distribution Date upon which all Holders of Certificates of such Class may surrender their Certificates to the Trustee for payment and cancellation, shall be given by the Trustee to Certificateholders as promptly as practicable following the notice of the final distribution on the Underlying Certificate. Such notice shall specify (i) the Distribution Date upon which final payment on the related Certificates will be made upon presentment and surrender of such Certificates at the office or agency appointed by the Trustee for that purpose, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable and that payments shall be made only upon presentation and surrender of such Certificates at the office or agency of the Trustee therein specified. Upon presentment and surrender of the related Certificates, the Trustee shall cause to be distributed to the related Certificateholders an amount equal to the amount otherwise distributable on such Distribution Date.

        (c) Any funds not distributed on the final Distribution Date for the related Class of Regular Certificates because of the failure of any such Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the final Distribution Date has been given pursuant to this Section 7.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, take reasonable steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Depositor all amounts distributable to the Holders thereof and the Depositor shall thereafter hold such amounts for the benefit of such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 7.01.

        Section 7.02. Additional Termination Requirements. (a) The REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, to the effect that the failure of the REMIC to comply with the requirements of this Section 7.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the REMIC as defined in section 860F of the Code, or (ii) cause the REMIC to fail to qualify as a REMIC at any time that any Certificates relating thereto are outstanding:

                (i) Within 90 days prior to the final Distribution Date for the REMIC set forth in the notice to Certificateholders given under
        Section 7.01, the Depositor shall use reasonable efforts to cause the Holder of the Residual Certificate to adopt, and such Holder shall adopt, a plan of complete liquidation of the REMIC within the meaning of section 860F(a)(4) of the Code and shall prepare and shall deliver to the Trustee all documentation associated with such plan of complete liquidation; and

                (ii) Within 90 days after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall, upon receipt of all documentation associated with such plan of complete liquidation, sell or otherwise dispose of all of the assets of the REMIC, in a time and manner specified by such plan of complete liquidation.

        (b) By its acceptance of the Residual Certificate, the Holder thereof hereby agrees: (i) to the appointment of the Trustee as agent for the REMIC and as agent for the Tax Matters Partner, and (ii) to the adoption by the Trustee as agent for the Tax Matters Partner of a plan of complete liquidation with respect to the REMIC upon the written request of, and to take such other action in connection therewith as may be reasonably requested by, the Depositor or the Holder of the Residual Certificate.

        (c) The Trustee as agent for the REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor and the receipt of the Opinion of Counsel referred to in Section 7.02(a) hereof, if applicable, and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

        Section 8.01. Amendment. This Trust Agreement may be amended by the Depositor and the Trustee, without the consent of any of the Certificateholders, (i) to cure any error or ambiguity, (ii) to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, (iii) to permit any other provisions with respect to matters or questions arising under this Trust Agreement which are not inconsistent with the provisions of this Trust Agreement, (iv) to comply with the Securities Act of 1933, as amended or the Investment Company Act of 1940, as amended, (v) to amend any of the exhibits to this Trust Agreement pursuant to the terms of this Trust Agreement or (vi) if such amendment is reasonably necessary, as evidenced by an Opinion of Counsel, to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment; provided that such action (except any amendment described in (vi) above) shall not adversely affect in any material respect the interests of any Certificateholder as evidenced by (x) an Opinion of Counsel to such effect, which Opinion of Counsel shall not be an expense of the Trustee, delivered to the Trustee or (y) letters from the Rating Agencies to the effect that the amendment would not result in the downgrading or withdrawal of the ratings then assigned to the Certificates.

        This Trust Agreement may also be amended by the Depositor and the Trustee with the consent of the holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate without the consent of the holder of such Certificate, (b) adversely affect in any material respect the interest of the holders of the Certificates of any Class in a manner other than as described in clause (a) above without the consent of the holders of Certificates of such Class representing not less than 66% of the Percentage Interests represented by such Class or (c) reduce the aforesaid percentages of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates then outstanding.

        Notwithstanding any contrary provision of this Trust Agreement, the Trustee shall not consent to any amendment to this Trust Agreement unless it shall have first received at the expense of the Person requesting such amendment (or, in the event such amendment is requested by the Trustee, at the expense of the Depositor), an Opinion of Counsel to the effect that such amendment will not cause the Trust Fund to fail to qualify as a REMIC at any time that any Regular Certificates are Outstanding.

        Promptly after the execution of any such amendment the Trustee shall furnish a copy of the amendment or a statement describing it to each Certificateholder.

        The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

        Prior to executing any amendment, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel, stating that the execution of such amendment is authorized or permitted by this Trust Agreement.

        Section 8.02. Action Under and Conflicts with the Underlying Agreement. Subject to the terms hereof, in the event that there shall be any matters arising under any of the Underlying Agreement which require the vote or direction of the holders of the Underlying Certificate, the Trustee, as holder of the Underlying Certificate, shall vote the Underlying Certificate in accordance with instructions received from Holders of a Majority in Interest of the Classes of Regular Certificates. In the absence of any the instructions, the Trustee shall not vote the Underlying Certificate; provided, however, that notwithstanding the absence of such instructions, in the event a required distribution pursuant to the Underlying Agreement shall not have been made, the Trustee shall, subject to the provisions of Article V hereof, pursue such remedies as may be available to it as holder of the Underlying Certificate in accordance with the terms of the Underlying Agreement.

        Section 8.03. Recordation of Agreement. This Trust Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices, such recordation to be effected by the Depositor at its expense if such recordation beneficially affects the interests of the Certificateholders.

        For the purpose of facilitating the recordation of this Trust Agreement as herein provided and for other purposes, this Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        Section 8.04. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement, or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

        No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Trust Agreement pursuant to any provision hereof.

        No Certificateholder shall have any right by virtue of any provision of this Trust Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Trust Agreement, unless such Holder previously shall have given to the Trustee a notice of a default by the Depositor or the Trustee in the performance of any obligation hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing Percentage Interests in each Class of Regular Certificates aggregating at least 25% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Trust Agreement to affect, disturb or prejudice the rights of the Holders of any other Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Trust Agreement, except in the manner herein provided. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        Section 8.05. Governing Law. THIS TRUST AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        Section 8.06. Notices. All demands, notices and direction to either party hereunder shall be in writing and shall be deemed effective when delivered to: (i) in the case of the Depositor, Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Structured Finance, and a copy to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel, (ii) in the case of the Trustee, State Street Bank and Trust Company, 2 Avenue de Lafayette, Boston, Massachusetts 02111-1724, Attention: Global Investor Services Group--Corporate Trust, or such other address as may hereafter be furnished by any party to the others. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register; any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

        Section 8.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates or the rights of the Holders thereof.

        Section 8.08. Successors and Assigns. The provisions of this Trust Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

        Section 8.09. Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

        Section 8.10. Certificates Nonassessable and Fully Paid. It is the intention of this Trust Agreement that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Fund or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to Section 2.04 hereof are and shall be deemed fully paid.




                                 * * *

        IN WITNESS WHEREOF, the Depositor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.



                                      GREENWICH CAPITAL ACCEPTANCE, INC.,
                                      as Depositor


                                      By:__________________________________
                                         Name:
                                         Title:


                                      STATE STREET BANK AND TRUST
                                      COMPANY,
                                      not in its individual capacity,
                                      but solely as Trustee


                                      By:__________________________________
                                         Name:
                                         Title:

                                  SCHEDULE I


          SCHEDULE OF UNDERLYING CERTIFICATE AND UNDERLYING AGREEMENT



                                                AGGREGATE PRINCIPAL
                         PRINCIPAL              BALANCE OF
                         BALANCE AS             UNDERLYING MORTGAGE
                         OF CLOSE OF            LOANS AS OF CLOSE OF
  UNDERLYING             BUSINESS ON            BUSINESS ON OCTOBER
  CERTIFICATE            NOVEMBER 26, 2001      31, 2001              UNDERLYING AGREEMENT
  -----------            -----------------      --------------------  --------------------

  GE Capital Mortgage    $341,836,406.80       $361,983,425.85        Pooling and
  Services, Inc. REMIC                                                Servicing Agreement,
  Multi-Class Mortgage                                                dated as of November
  Pass-Through                                                        1, 1998 between GE
  Certificates, Series                                                Capital Mortgage
  1998-23, Class A                                                    Services, Inc. and
                                                                      State Street Bank
                                                                      and Trust Company

                                                                     EXHIBIT A

              [FORM OF CLASS [A-1] [A-2] [A-3] [A-4] CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                            ____

CUSIP No.                                   _________________

First Distribution Date:                    _________________

Closing Date Principal
Balance evidenced
by this Certificate
("Denomination"):                           $____________

Closing Date Principal
Balances evidenced
by all Class [A-1] [A-2]
[A-3] [A-4] Certificates:                   $_________________



                      GREENWICH CAPITAL ACCEPTANCE, INC.
                   GE ReREMIC MORTGAGE TRUST, SERIES 2001-1
                         Class [A-1] [A-2] [A-3] [A-4]

        evidencing a percentage interest in the distributions allocable to the Class [A-1] [A-2] [A-3] [A-4] Certificates with respect to the Trust Fund consisting of the Underlying Certificate

               Greenwich Capital Acceptance, Inc., as Depositor

        This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by Greenwich Capital Acceptance, Inc. or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Underlying Certificate are guaranteed or insured by any governmental agency or instrumentality.

        This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Class [A-1] [A-2] [A-3] [A-4] Certificates) in certain monthly distributions with respect to the Trust Fund consisting of the Underlying Certificate and deposited by Greenwich Capital Acceptance, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Trust Agreement dated as of November 26, 2001 (the "Trust Agreement") between the Depositor and State Street Bank and Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Trust Agreement, a distribution of interest received on the Underlying Certificate will be made on the 25th day of each calendar month or if such 25th day is not a Business Day, on the first Business Day following such 25th day (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class [A-1] [A-2] [A-3] [A-4] Certificates on such Distribution Date pursuant to
Section 3.04 of the Trust Agreement; provided, however, in the event that on any Underlying Remittance Date, the Trustee shall not have received the cash distribution, if any, required to be made under the Underlying Agreement in respect of the Underlying Certificate, the Trustee shall effect the distribution under the Trust Agreement on the Business Day on which the cash distribution so required shall have been received by the Trustee. The Record Date applicable to the first Distribution Date is the Closing Date and as to each succeeding Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

        Distributions to any Certificateholder on any Distribution Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. Except as otherwise provided in the Trust Agreement, the final distribution on this Certificate will be made in the applicable manner described above, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                   * * * * *

        This Class [A-1] [A-2] [A-3] [A-4] Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                                         STATE STREET BANK AND TRUST COMPANY,
                                         not in its individual
                                         capacity but solely as
                                         Trustee


                                         By _________________________________

Countersigned:



By ___________________________
     Authorized Officer of
     STATE STREET BANK AND TRUST COMPANY,
     not in its individual
     capacity but solely
     as Trustee

                                                                     EXHIBIT B

                         [FORM OF CLASS T CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED TO ANY PERSON OTHER THAN, UPON THE INITIAL ISSUANCE, HEREOF, GREENWICH CAPITAL MARKETS, INC. AND THEREAFTER THE TRUSTEE AND ANY SUCCESSOR TRUSTEE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE TRUST AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF A PERSON OTHER THAN THE PARTIES SPECIFIED IN THE PREVIOUS SENTENCE SHALL BE NULL AND VOID AND OF NO EFFECT.

Certificate No.:                            ____

CUSIP No.                                   ____________________

First Distribution Date:                    ____________________

Closing Date Principal
Balance evidenced
by this Certificate
("Denomination"):                           $____________


                      GREENWICH CAPITAL ACCEPTANCE, INC.
                   GE ReREMIC MORTGAGE TRUST, SERIES 2001-1,
                                    Class T

        evidencing a percentage interest in the distributions allocable to the Class T Certificate with respect to the Trust Fund consisting of the Underlying Certificate

               Greenwich Capital Acceptance, Inc., as Depositor

        This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by Greenwich Capital Acceptance, Inc. or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Underlying Certificate are guaranteed or insured by any governmental agency or instrumentality.

        This certifies that [State Street Bank and Trust Company] is the registered owner of this Certificate in certain monthly distributions with respect to the Trust Fund consisting of the Underlying Certificate and deposited by Greenwich Capital Acceptance, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Trust Agreement dated as of November 26, 2001 (the "Trust Agreement") between the Depositor and State Street Bank and Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Trust Agreement, a distribution of interest received on the Underlying Certificate will be made on the 25th day of each calendar month or if such 25th day is not a Business Day, on the first Business Day following such 25th day (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Class T Certificate on such Distribution Date pursuant to Section 3.04 of the Trust Agreement; provided, however, in the event that on any Underlying Remittance Date, the Trustee shall not have received the cash distribution, if any, required to be made under the Underlying Agreement in respect of the Underlying Certificate, the Trustee shall effect the distribution under the Trust Agreement on the Business Day on which the cash distribution so required shall have been received by the Trustee. The Record Date applicable to the first Distribution Date is the Closing Date and as to each succeeding Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

        Distributions to any Certificateholder on any Distribution Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor. Except as otherwise provided in the Trust Agreement, the final distribution on this Certificate will be made in the applicable manner described above, but only upon presentment and surrender of this Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

        After the initial issuance of this Certificate to Greenwich Capital Markets, Inc., no Transfer of the Class T Certificate shall be made to any Person other than the Trustee and any successor trustee under the Trust Agreement. Notwithstanding anything else to the contrary herein, any purported Transfer of the Class T Certificate to or on behalf of a Person other than a successor trustee shall be null and void and of no effect.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                   * * * * *

        This Class T Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                                       STATE STREET BANK AND TRUST COMPANY,
                                       not in its individual
                                       capacity but solely as
                                       Trustee


                                        By _________________________________

Countersigned:



By ___________________________
Authorized Officer of
STATE STREET BANK AND TRUST COMPANY,
not in its individual
capacity but solely
as Trustee

                                                                     EXHIBIT C


                        [FORM OF CLASS A-R CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF THAT PLAN OR USING THE ASSETS OF THAT PLAN TO EFFECT THAT TRANSFER OR, (B) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]


Certificate No.:                            ______

CUSIP No.                                   _________________

First Distribution Date:                    _________________

Closing Date Principal
Balance evidenced
by this Certificate
("Denomination"):                           $____________


                      GREENWICH CAPITAL ACCEPTANCE, INC.
                   GE ReREMIC MORTGAGE TRUST, SERIES 2001-1,
                                   CLASS A-R

        evidencing a percentage interest in the distributions allocable to the Class A-R Certificate with respect to the Trust Fund consisting of the Underlying Certificate

               Greenwich Capital Acceptance, Inc., as Depositor


        This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by Greenwich Capital Acceptance, Inc. or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Underlying Certificate are guaranteed or insured by any governmental agency or instrumentality.

        This certifies that _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to the portion of the Trust Fund consisting of the Underlying Certificate and deposited by Greenwich Capital Acceptance, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Trust Agreement dated as of November 26, 2001 (the "Trust Agreement") between the Depositor and State Street Bank And Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Trust Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Pursuant to the terms of the Trust Agreement, a distribution received on the Underlying Certificate will be made on the 25th day of each calendar month or if such 25th day is not a Business Day, on the first Business Day following such 25th day (a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Class A-R Certificate on such Distribution Date pursuant to Section 3.04 of the Trust Agreement; provided, however, in the event that on any Underlying Remittance Date, the Trustee shall not have received the cash distribution, if any, required to be made under the Underlying Agreement in respect of the Underlying Certificate, the Trustee shall effect the distribution under the Trust Agreement on the Business Day on which the cash distribution so required shall have been received by the Trustee. The Record Date applicable to the first Distribution Date is the Closing Date and as to each succeeding Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

        Except as otherwise provided in the Trust Agreement, the distribution of the proceeds of any remaining assets of the Trust Fund on this Certificate shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.

        No Transfer of a Class A-R Certificate shall be made unless the Trustee shall have received (i) a representation letter from the transferee of a Class A-R Certificate in form and substance satisfactory to the Trustee that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a Person acting on behalf of any such plan or using the assets of any such plan to effect such Transfer or (ii) in the case of any such Class A-R Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any Person acting on behalf of any such plan or using the assets of any such plan to effect such Transfer, an Opinion of Counsel to the effect that the purchase or holding of such Class A-R Certificate will not result in the assets of REMIC I being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in the Trust Agreement. Notwithstanding anything else to the contrary herein, any purported Transfer of a Certificate to or on behalf of an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel, which shall not be an expense of the Depositor or the Trustee, satisfactory to the Trustee as described above shall be null and void and of no effect.

        Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Trust Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of a transfer affidavit of the initial owner or the proposed transferee in the form described in the Trust Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit from any other person to whom such person attempts to Transfer its Ownership Interest in this Class A-R Certificate as required pursuant to the Trust Agreement,
(iv) each Person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                                   * * * * *

        This Class A-R Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                                         STATE STREET BANK AND TRUST COMPANY,
                                         not in its individual
                                         capacity but solely as
                                         Trustee


                                         By ________________________________
Countersigned:



By ___________________________
        Authorized Officer of
        STATE STREET BANK AND TRUST COMPANY,
        not in its individual
        capacity but solely
        as Trustee

                                                                     EXHIBIT D


                       [Form of Reverse of Certificate]

                      GREENWICH CAPITAL ACCEPTANCE, INC.
                   GE ReREMIC MORTGAGE TRUST, SERIES 2001-1

        This Certificate is one of a duly authorized issue of Certificates designated as Greenwich Capital Acceptance, Inc., GE ReREMIC Mortgage Trust Certificates, Series 2001-1 issued in six Classes (Class A-1, Class A-2, Class A-3, Class A-4 Class T and Class A-R, herein collectively called the "Certificates"), and representing a beneficial ownership interest in (i) the Underlying Certificate, (ii) the distributions thereon after the Underlying Remittance Date in November 2001, and (iii) the Certificate Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

        The Certificates are limited in right of payment to certain distributions in respect of the Underlying Certificate, all as more specifically set forth in the Trust Agreement. The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Trust Agreement or, except as expressly provided in the Trust Agreement, subject to any liability under the Trust Agreement.

        This Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

        The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the Transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Trust Agreement and subject to certain limitations therein set forth, the Transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in [Boston, Massachusetts], accompanied by a written instrument of transfer in form satisfactory to the Trustee executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Trust Agreement. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

        The obligations and responsibilities created by the Trust Agreement and the Trust Fund created thereby shall terminate upon the occurrence of the last action required to be taken by the Trustee pursuant to the Trust Agreement following the receipt of the final distribution to be made on the Underlying Certificate upon presentation and surrender of the Underlying Certificate in accordance with the terms and conditions of the Underlying Agreement.

                                  ASSIGNMENT
                                  ----------


        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ______________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Pass-Through Certificate and hereby authorizes the transfer of registration of such Interest to assignee on the Certificate Register of the Trust Fund.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


_______________________________________________________________________________


Dated:
                               ________________________________________________
                               Signature by or on behalf of assignor






                           DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________________________________________
______________________________________________________________________________,
for the account of ___________________________________________________________,
account number _______________, or, if mailed by check, to____________________.
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________.

        This information is provided by_______________________________________, the assignee named above, or _________________________________________________, as its agent.

STATE OF      )
              )   ss.:
COUNTY OF     )


               On the ____ day of _____________, 20__ before me, a notary public in and for said State, personally appeared ______________ __________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.



                                   ___________________________________________
                                                  Notary Public


[Notarial Seal]

                                                                     EXHIBIT E


                       [FORM OF TRANSFEROR'S AFFIDAVIT]

                                                          [Date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

State Street Bank And Trust Company
2 Avenue de Lafayette
Boston, Massachusetts  02111

               Re:    Greenwich Capital Acceptance, Inc.
                      GE ReREMIC Mortgage Trust, Series 2001-1
                      ----------------------------------------

Ladies and Gentlemen:

        In connection with our disposition of the Class A-R Certificate issued pursuant to the Trust Agreement dated as of November 26, 2001 (the "Agreement") between Greenwich Capital Acceptance, Inc., as depositor and State Street Bank and Trust Company, as trustee, relating to the Greenwich Capital Acceptance, Inc., GE ReREMIC Mortgage Trust Certificates, Series 2001-1, we certify that we have no actual knowledge that the transferee is not a Permitted Transferee. All capitalized terms used herein shall have the meaning given them in the Agreement.

                                            Very truly yours,

                                            _______________________________
                                                   Name of Transferor


                                            By:  __________________________
                                            Name:  ________________________
                                            Title:  _______________________

                                                                     EXHIBIT F


                      [FORM OF TRANSFER AFFIDAVIT FOR THE
                            CLASS A-R CERTIFICATE]



                                           AFFIDAVIT PURSUANT TO SECTION
                                           860E(e)(4) OF THE INTERNAL REVENUE
                                           CODE OF 1986, AS AMENDED


STATE OF _______________ )
                         )  ss.:
COUNTY OF ______________ )

        __________________________, being first duly sworn, deposes and says:

               1. The undersigned is an officer of _______________________, the proposed Transferee of an Ownership Interest in the Class A-R Certificate (the "Certificate") issued pursuant to the Trust Agreement, (the "Agreement"), relating to the above-referenced Series, by and between Greenwich Capital Acceptance, Inc., as depositor (the "Depositor") and State Street Bank and Trust Company, as Trustee. Capitalized terms used, but not defined herein or in Annex 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

               2. That the Purchaser's Taxpayer Identification Number is
          _________________.

               3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" as of [date of transfer], and that the purchaser is not acquiring the GE ReREMIC Mortgage Trust, Series 2001-1, Class A-R Certificate (the "Residual Certificate") for the account of, or as agent (including as a broker, nominee, or other middleman) for, any Person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code
          Section 521) that is exempt from federal income tax unless such organization

          (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code
          Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan subject to the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Code Section 4975 or any governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person investing the assets of such a Plan.

               4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Residual Certificate as it becomes due.

               5. That the Purchaser understands that it may incur tax liabilities with respect to the Residual Certificate in excess of cash flow generated by the Residual Certificate.

               6. That the Purchaser will not transfer the Residual Certificate to any Person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 3, 7 or 8 hereof are not satisfied or that the Purchaser knows or has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

               7. The Purchaser has reviewed the provisions of Section 4.03(e) of the Trust Agreement, a description of which provisions is set forth in the Class A-R Certificates (in particular, clause (iii) of Section 4.03(e) which authorizes the Trustee to deliver payments on the Class A-R Certificate to a Person other than the Purchaser and which authorizes the Trustee to negotiate a mandatory sale of the Class A-R Certificates, in either case, in the event that the Purchaser holds such Class A-R Certificates in violation of Section 4.03(e)); and the Purchaser expressly agrees to be bound by and to comply with such provisions.

               8. No purpose of the Purchaser relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

               9. In accordance with Revenue Procedure 2001-12, I.R.B. 2001-2 (December 8, 2000): [Check the statement that applies]

               ___ (a) the consideration paid to the Purchaser for accepting the Class A-R Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "applicable federal rate" prescribed by Section 1274 of the Internal Revenue Code as of the date hereof (with all applicable computations done in accordance with Rev. Proc. 2001-12) or, to the extent it is not, if the Purchaser has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter; or

               ___ (a) the Purchaser (i) is an "eligible corporation" as defined in Section 860L(a)(2) of the Internal Revenue Code, as to which the income of Class A-R Certificates will only be subject to taxation in the United States,
                    (ii) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section 860L of the Internal Revenue Code) in excess of $100 million and net assets of $10 million, and (iii) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in this letter.

               10. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of the Residual Certificate to such a "disqualified organization," an agent thereof or a Person that does not satisfy the requirements of paragraphs 4, 7 and 8 hereof.

               11. That, if a "tax matters person" is required to be designated with respect to the REMIC, the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters partner" of the REMIC pursuant to Section 2.05(c) of the Trust Agreement, and agrees to designate the Trustee as the Purchaser's agent in performing the functions of "tax matters person" and "tax matters partner."

               12. The Purchaser is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.

        IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its ___________________ this ____ day of ______________.


                                        [Name of Purchaser]


                                        By:________________________________
                                           Name:
                                           Title:


        Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the __________________ of the Purchaser, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Purchaser.

        Subscribed and sworn before me this ___ day of _____________, ________.


                                            _____________________________
                                            Notary Public

                                            Count of ____________________

                                            State of _____________________

                                            My Commission expires the ____ day
                                            of ______________, 20__

                                                                   ANNEX 1
                                                                   to EXHIBIT F


                              Certain Definitions
                              -------------------


        "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or pledgee.

        "Permitted Transferee": (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing,
(ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia (except, in the case of a partnership, Treasury regulations are adopted that provide otherwise), an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form 4224 or any applicable successor form, and (vi) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in the Class A-R Certificate to such Person may cause the REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

        "Person": Any individual, corporation, partnership, limited partnership, joint venture, bank, limited liability company, association, joint-stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

        "Transfer": Any transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

        "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                                                                   ANNEX 2
                                                                   to EXHIBIT F


                   Sections 4.03(e) and (f) of the Agreement
                   -----------------------------------------

        (e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause
(iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of a Transfer Affidavit from the proposed Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 4.03(e) and agrees to be bound by them.

                (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

                (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

                (ii) The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

                (iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this
                Section 4.03(e), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 4.03(e) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Trust Agreement.

                        (B) If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 4.03(e) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause
                                (iii)(B) shall be
                                determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

                (v) The provisions of this Section 4.03(e) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

                        (A) written notification from each Rating Agency to
                the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

                        (B) an Opinion of Counsel, in form and substance
                satisfactory to the Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause the REMIC created hereunder to cease to qualify as a REMIC and will not cause the REMIC created hereunder to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

        (f) The restrictions on Transfers of Residual Certificates set forth in Section 4.03(e) hereof shall cease to apply to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee, to the effect that the elimination of such restrictions will not cause the Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.